ÄNDERUNG DES VERTRAGES ÜBER DIE ERBRINGUNG VON BERATUNGS-, ÜBERLASSUNGS- UND SONSTIGEN DIENSTLEISTUNGEN

AMENDMENT OF THE CONTRACT ON THE PROVISION OF CONSULTING, LEASE AND OTHER SERVICES

zwischen / between

Gesellschaft für Patientenhilfe DGP mbH, Lindenstraße 27, 81545 München

vertreten durch den Geschäftsführer	represented by its managing director

Dr. Alexander Molnar

und / and

Leiter & Cie. GmbH, Luise-Ullrich-Str. 4, 82031 Grünwald

vertreten durch den Geschäftsführer	represented by its managing director

Dr. Josef Leiter

L&C und DGP haben einen Vertrag über die Erbringung von Beratungs-, Überlassungs- und sonstigen Dienstleistungen (im Folgenden: der “DienstIeistungsvertrag”) abge-schlossen. Der Dienstleistungsvertrag vom 26.06.2008 wird wie folgt geändert:

L&C and DGP concluded a contract on the provision of consulting and other services (herein referred to as “Service Contract”). The Service Contract dated 26 June 2008 is now changed as follows:

Bisherige Leistung	Leistung ab 1.05.2011	Bisher.Vergütung (EUR, netto)	Vergütung ab 05.2011 (EUR, netto)
Untervermietung von Büroflächen	[unveränderf]	3.000,–	[unveränderf	]
Bereitstellung von Office Infrastruktur	Bereitstellung von Office Infrastruktur	1.500,–	2.500,–
Bereitstellung von Managementkapazitäten Finance and Administration (0,6 FTE)	Bereitstellung von Managementkapazitäten Finance and Administration (0,8 FTE)	8,000,–	12.800,–
Bereitstellung von Kapazitäten zur Durchführung laufender Buchhaltungsarbeiten (0,5 FTE)	Bereitstellung von Kapazitäten zur Durchführung laufender Buchhaltungsarbeiten (0,8 FTE)	2.000,–	3.360,–
Bereitstellung von Kapazitäten für das Officemanagement / Sekretariatsarbeiten (0,75 FTE)	[unveränderf]	3.500,–	[unveränderf	]
	[neu:] Bereitstellung von Kapazitäten zur Durchführung von Controlling- und Reportingarbeiten (0,5 FTE)		3.500,–

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Current Service	Service as of 1.05.2011	Current compensation (EUR, net of VAT)	Compensation as of 05.2011 (EUR, net of VAT)
Sublease office space	[unchanged]	3.000,–	[unchanged	]
Provision of office infrastructure	Provision of office infrastructure	1.500,–	2.500,–
Provision of management capacity for finance and administration (0,6 FTE)	Provision of management capacity for finance and administration (0,8 FTE)	8,000,–	12.800,–
Provision of accounting capacity (0,5 FTE)	Provision of accounting capacity (0,8 FTE)	2.000,–	3.360,–
Provision of office management capacity (0,75 FTE)	[unchanged]	3.500,–	[unchanged	]
	[new:] Provision of capacities for controlling and reporting (0,5 FTE)		3.500,–

Die Gesamtvergütung beträgt somit EUR 28.660,– (netto), zuzüglich der gesetzlichen Umsatzsteuer von derzeit 19% (EUR 5.445,–), somit EUR 34.105,– (brutto).

Der Gesamtbetrag ist bis zum 15. des laufenden Monats von DGP auf das nachstehende Konto von L&C zu überwiesen:

Konto Nr.	1008317669
BLZ	120 300 00

DKB Deutsche Kreditbank AG

Der Dienstleistungsvertrag kann von beiden Seiten mit einer Frist von 9 Monaten (bisher: 2 Monate) – frühestens zum 31.12.2013 (bisher: 31.03.2011) – gekündigt werden.

Diese Änderungsvereinbarung tritt am 1.05.2011 in Kraft.

Total compensation amounts to EUR 28.660,– (net of VAT), plus applicable VAT of currently 19% (EUR 5.445,–), resulting in EUR 34.105,– (including VAT).

DGP shall pay the total amount until the 15th day of each month to the following bank account of L&C:

Account No.	1008317669
Sort Code	120 300 00

DKB Deutsche Kreditbank AG

The Service Contract may be terminated by either party by giving nine-month (previously: two months) notice, but not prior to 31 December 2013 (previously 31 March 2011).

This amendment becomes effective on 1 May 2011.

April 21, 2011
Alere Medical Inc. (Gesellschafter der DGP / Shareholder of DGP) Joseph Blankenship, CFO

April 21, 2011
Gesellschaft für Patientenhilfe DGP mbH Dr. Alexander Molnar, Geschäftsführer

April 21, 2011
Leiter & Cie. GmbH Dr. Josef Leiter, Geschäftsführer

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